UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported):            April 29, 2020

              The Marcus Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

  (414) 905-1000

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

        _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On April 29, 2020, The Marcus Corporation (the “Company”) entered into a First Amendment (the “Amendment”) to its Credit Agreement, dated January 9, 2020, among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”). The Credit Agreement provides for a revolving credit facility that matures on January 9, 2025, with an initial maximum aggregate amount of availability of $225 million.

The Amendment amends the Credit Agreement to provide for an initial $90.8 million term loan facility that matures on April 28, 2021. The term loan facility may be increased by the Company from time to time prior to 180 days after April 29, 2020 up to an aggregate amount of $100 million, provided that certain conditions are satisfied, including the consent of each lender participating in such increase. The Company will use borrowings under the term loan facility to pay down revolving loans, to pay costs and expenses related to the Amendment, and for general corporate purposes.

Borrowings under the Credit Agreement bear interest at a variable rate equal to: (i) LIBOR, subject to a 1% floor, plus a specified margin; or (ii) the base rate (which is the highest of (a) the prime rate, (b) the greater of the federal funds rate and the overnight bank funding rate plus 0.50% or (c) the sum of 1% plus one-month LIBOR plus a specified margin based upon the Company’s consolidated debt to capitalization ratio as of the most recent determination date). Pursuant to the Amendment, as of April 29, 2020: (A) in respect of revolving loans, (1) the Company is charged a facility fee equal to 0.40% of the total revolving credit facility commitment and (2) the specified margin is 2.1% for LIBOR borrowings and 1.1% for ABR borrowings, which specified margin will remain in effect until the end of the first fiscal quarter ending after the end of any period in which any portion of the term loan facility remains outstanding or the testing of any financial covenant in the Credit Agreement is suspended (the “Specified Period”); and (B) in respect of term loans, the specified margin is 2.5% for LIBOR borrowings and 1.5% for ABR borrowings, in each case, at all times.

The Amendment also amends the Credit Agreement to modify various restrictions and covenants applicable to the Company and certain of its subsidiaries. Among other modifications, the Amendment amends the Credit Agreement to include restrictions on the ability of the Company and certain of its subsidiaries to incur additional indebtedness, pay dividends and other distributions, and make voluntary prepayments on or defeasance of the Company’s 4.02% Senior Notes due August 2025 and 4.32% Senior Notes due February 2027. Further, the Amendment amends the Credit Agreement to: (i) suspend testing of the minimum consolidated fixed charge coverage ratio of 3.0 to 1.0 until the earlier to occur of (a) the end of the Company’s fiscal third quarter in 2021 and (b) the last day of the Company’s fiscal quarter in which the Company provides notice to the administrative agent that the Company is reinstating the testing of such ratio; (ii) add a covenant requiring the Company’s consolidated EBITDA to be greater than (a) negative $57 million as of June 25, 2020 for the fiscal quarter then ending, (b) negative $90 million as of September 24, 2020 for the two consecutive fiscal quarters then ending, (c) negative $65 million as of December 31, 2020 for the three consecutive fiscal quarters then ending, (d) negative $40 million as of April 1, 2021 for the four consecutive fiscal quarters then ending, and (e) $42 million as of July 1, 2021 for the four consecutive fiscal quarters then ending; (iii) add a covenant requiring the Company’s consolidated liquidity to be greater than (a) $102 million as of June 25, 2020, (b) $67 million as of September 24, 2020, (c) $78.5 million as of December 31, 2020, (d) $83 million as of April 1, 2021, and (e) $103.5 million as of July 1, 2021, which minimum liquidity amounts will be reduced by $50 million for each such testing date if the term loans are paid in full as of such date; and (iv) add a covenant prohibiting the Company and certain of its subsidiaries from incurring or making capital expenditures, in the aggregate for the Company and such subsidiaries, (a) during the period from April 1, 2020 through December 31, 2020, in excess of $22.5 million plus certain adjustments, or (b) during the Company’s 2021 fiscal year, in excess of $50 million plus certain adjustments.

Pursuant to the Amendment, the Company is required to apply net cash proceeds received from certain events, including certain asset dispositions, casualty losses, condemnations, equity issuances, capital contributions, and the incurrence of certain debt, to prepay outstanding term loans. In addition, if, at any time during the Specified Period the Company’s and certain of its subsidiaries’ aggregate unrestricted cash on hand exceeds $125 million, the Amendment requires the Company to prepay revolving loans under the Credit Agreement by the amount of such excess, without a corresponding reduction in the revolving commitments under the Credit Agreement.

In connection with the Amendment: (i) the Company and certain of its subsidiaries pledged, subject to certain exceptions, security interests and liens in and on (a) substantially all of their respective personal property assets and (b) certain of their respective real property assets, in each case, to secure the Credit Agreement and related obligations; and (ii) certain subsidiaries of the Company have guaranteed the Company’s obligations under the Credit Agreement. The foregoing security interests, liens and guaranties will remain in effect until the Collateral Release Date (as defined in the Amendment).

The Credit Agreement contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then, among other things, the lenders may declare any outstanding obligations under the Credit Agreement to be immediately due and payable and exercise rights and remedies against the pledged collateral.

Except as amended by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed herewith as Exhibit 4.1 and incorporated herein by reference.

First Amendment to Note Purchase Agreements

On April 29, 2020, the Company and certain purchasers entered into amendments (the “Note Amendments”) to the Note Purchase Agreement, dated June 27, 2013, and the Note Purchase Agreement, dated December 21, 2016 (collectively, the “Note Purchase Agreements”). Pursuant to the Note Purchase Agreements, the Company previously issued and sold $50 million in aggregate principal amount of the Company’s 4.02% Senior Notes due August 2025 and $50 million in aggregate principal amount of the Company’s 4.32% Senior Notes due February 2027 (collectively, the “Notes”) in private placements exempt from the registration requirements of the Securities Act of 1933, as amended.

The Note Amendments amend certain covenants and other terms of the Note Purchase Agreements to: (i) suspend testing of the consolidated fixed charge coverage ratio of 2.50 to 1.0 until the earlier to occur of (a) the end of the Company’s fiscal third quarter in 2021 and (b) the last day of the Company’s fiscal quarter in which the Company provides notice to the administrative agent that the Company is reinstating the testing of such ratio; (ii) add a covenant requiring the Company’s consolidated EBITDA to be greater than (a) negative $57 million as of June 25, 2020 for the fiscal quarter then ending, (b) negative $90 million as of September 24, 2020 for the two consecutive fiscal quarters then ending, (c) negative $65 million as of December 31, 2020 for the three consecutive fiscal quarters then ending, (d) negative $40 million as of April 1, 2021 for the four consecutive fiscal quarters then ending, and (e) $42 million as of July 1, 2021 for the four consecutive fiscal quarters then ending; (iii) add a covenant requiring the Company’s consolidated liquidity to be greater than (a) $102 million as of June 25, 2020, (b) $67 million as of September 24, 2020, (c) $78.5 million as of December 31, 2020, (d) $83 million as of April 1, 2021, and (e) $103.5 million as of July 1, 2021, which minimum liquidity amounts will be reduced by $50 million for each such testing date if the term loans under the Credit Agreement are paid in full as of such date; and (iv) add a covenant prohibiting the Company and certain of its subsidiaries from incurring or making capital expenditures, in the aggregate for the Company and such subsidiaries, (a) during the period from April 1, 2020 through December 31, 2020, in excess of $22.5 million plus certain adjustments, or (b) during the Company’s 2021 fiscal year, in excess of $50 million plus certain adjustments.

Additionally, from April 29, 2020 until the last day of the first fiscal quarter ending after the Collateral Release Date (as defined in the Note Amendments), the Company is required to pay a fee to each Note holder in an amount equal to 0.725% of the aggregate principal amount of Notes held by such holder. Such fee is payable quarterly (0.18125% of the aggregate principal amount of the Notes per quarter) commencing with the fiscal quarter ending June 25, 2020.

In connection with the Note Amendments: (i) the Company and certain of its subsidiaries have pledged, subject to certain exceptions, security interests and liens in and on (a) substantially all of their respective personal property assets and (b) certain of their respective real property assets, in each case, to secure the Notes and related obligations; and (ii) certain subsidiaries of the Company have guaranteed the Company’s obligations under the Note Purchase Agreements and the Notes. The foregoing security interests, liens and guaranties will remain in effect until the Collateral Release Date.

The Note Purchase Agreements contain customary events of default. If an event of default under the Note Purchase Agreements occurs and is continuing, then, among other things, all Notes then outstanding become immediately due and payable and the Note holders may exercise their rights and remedies against the pledged collateral.

Except as amended by the Note Amendments, the remaining terms of the Note Purchase Agreements remain in full force and effect. The foregoing description of the Note Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Amendments filed herewith as Exhibit 4.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosures.

On April 30 2020, the Company issued a press release announcing its entry into the Amendment and the Note Amendments and its suspension of payment of its quarterly dividend. The press release also contains information regarding the outbreak of the COVID-19 pandemic, the pandemic’s impact on the Company, and the Company’s efforts to preserve cash and ensure sufficient liquidity to endure the impacts of this global crisis. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Certain matters discussed in the press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the adverse effects of the COVID-19 pandemic on the Company’s theatre and hotels and resorts businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service the Company’s existing and future indebtedness; (2) the duration of the COVID-19 pandemic and related shelter at home and social distancing requirements and the level of customer demand following the relaxation of such requirements; (3) the availability, in terms of both quantity and audience appeal, of motion pictures for the Company’s theatre division (particularly following the COVID-19 pandemic, during which the production of new movie content has essentially ceased), as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (4) the effects of adverse economic conditions in the Company’s markets, including but not limited to, those caused by the COVID-19 pandemic; (5) the effects of adverse economic conditions on the Company’s occupancy and room rates caused by the COVID-19 pandemic and the effects on the Company’s occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in the Company’s markets once hotels and resorts are able to reopen; (6) the effects of competitive conditions in the Company’s markets; (7) the Company’s ability to achieve expected benefits and performance from the Company’s strategic initiatives and acquisitions; (8) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of the Company’s business; (9) the effects of weather conditions, particularly during the winter in the Midwest and in the Company’s other markets; (10) the Company’s ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (11) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States, other incidents of violence in public venues such as hotels and movie theatres or epidemics (such as the COVID-19 pandemic); (12) a disruption in the Company’s business and reputational and economic risks associated with civil securities claims brought by shareholders; (13) the Company’s ability to timely and successfully integrate the Movie Tavern operations into the Company’s own circuit; and (14) the Company’s ability to achieve the additional revenues and operating income that it anticipates from the Company’s additional week of operations in fiscal 2020 and certain extraordinary events that are scheduled to take place in or near Milwaukee during fiscal 2020, such as the Democratic National Convention and The Ryder Cup, which may be significantly impacted by the COVID-19 pandemic. The Company’s forward-looking statements are based upon the Company’s assumptions, which are based upon currently available information, including assumptions about the Company’s ability to manage difficulties associated with or related to the COVID-19 pandemic; the assumption that the Company’s theatre closures, hotel closures and restaurant closures are not expected to be permanent or to re-occur; the continued availability of the Company’s workforce following the temporary layoffs the Company has implemented as a result of the COVID-19 pandemic; and the temporary and long-term effects of the COVID-19 pandemic on the Company’s business. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made in the press release are made only as of the date of the press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. Exhibit 4.1 and Exhibit 4.2 are being filed herewith and Exhibit 99.1 is being furnished herewith:

Exhibit

Number

4.1	First Amendment to Credit Agreement, dated April 29, 2020, among The Marcus Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.[1]

4.2	First Amendment to Note Purchase Agreement dated as of June 27, 2013, dated April 29, 2020, among The Marcus Corporation and the several purchasers listed in the schedules attached thereto.[1]

4.3	First Amendment to Note Purchase Agreement dated as of December 21, 2016, dated April 29, 2020, among The Marcus Corporation and the several purchasers listed in the schedules attached thereto.[1]

99.1	Press Release of The Marcus Corporation, dated April 30, 2020.

1 The schedules and exhibits to this document have not been filed with the Securities and Exchange Commission because they do not contain information that is material to an investment decision. The Company agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: April 30, 2020	By:	/s/ Douglas A. Neis
Douglas A. Neis Executive Vice President, Chief Financial Officer and Treasurer